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                      INVESTMENT ADVISORY AGREEMENT



THIS AGREEMENT, made and entered into as of 1 May 1995 by and between General American Life Insurance Company, a Missouri insurance company ("Client"), and General American Investment Management Company ("Advisor");

WITNESSETH THAT;

WHEREAS, Client desires that Advisor serve as investment advisor with respect to the investment portfolio maintained by Client in connection with Client's business as an insurer; and

WHEREAS, Advisor hereby represents and warrants that it is duly registered as an investment advisor under the Investment Advisers Act of 1940 and experienced in the management of insurance portfolios;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties covenant and agree as follows.

1.    Appointment of Investment Advisor.  Client hereby appoints Advisor as
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investment advisor with respect to its general account (herein referred to as
"the Account," as constituted on the date hereof and as it may be changed, accreted, or diminished pursuant hereto). The Account is to be invested so as to accommodate Client's mix of liabilities in accordance with the investment laws for insurance companies in Missouri, Client's state of domicile.

2.    Investment Authority.  Client shall retain fiduciary responsibility,
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authority, and control with respect to management and investment of the securities in the Account. Client shall supervise operations of Advisor with respect to the Account. Advisor shall be free to buy, sell, exchange, convert, or otherwise trade assets in the Account in the exercise of its sole discretion, provided Advisor acts in a manner consistent with general directions received from Client.

3.    Assignment.  Neither party to this Agreement may assign its rights or
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responsibilities under this Agreement without the prior written consent of the other party.

4.    Client Obligations.  Client agrees to give Advisor any information in
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its possession which Client deems relevant to the suitability of the investment strategy implemented by Advisor, including information on Client's liabilities, whether this information becomes known before or after the adoption of the strategy. Client agrees to pay or have paid all fees and charges within thirty days of receipt of a bill stating what such fees and charges are.

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5.    Advisor Obligations.
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      a)    Advisor does not warrant any rate of return on all or any segment of the Account. Advisor will try to select the most favorable prices and timing of asset purchases and sales. Advisor will select brokers and dealers on a basis which is favorable to Client, taking into account research services provided, ability to execute orders promptly and correctly, fees charged, and any other factors which Advisor deems relevant. Advisor will pass along to Client the cost of any and all brokers' fees, commissions, taxes, and other custodial charges related to management of the Account.

      b) It is understood and agreed that Advisor does not provide its services exclusively for Client. Advisor shall remain free to provide services to other clients or for its own account, pursuant to objectives which may or may not be similar to the strategy adopted for Client.

      c) Advisor shall make reports to Client as requested, including, but not limited to:

            i) delivery on the sixth working day of each month of all investment accounting data for the previous month, in an electronic format suitable for use in updating Client's computerized accounting records;

            ii) delivery by January 30 of each year of all investment-related exhibits and schedules for Client's statutory annual statement, in a printed format suitable for inclusion in Client's statutory annual statement without modification;

6.    Custodian.   The Advisor shall not have custody of any of the assets in
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the Account.  Custody of assets of the Account shall at all times be maintained by one or more custodians selected by the Client. All transactions authorized by this Agreement shall be carried out through such custodians. The Advisor shall not be responsible for any act or omission of such custodians.

7.    Fees.
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      a)    Fees are payable quarterly in arrears and are based on the market value of the Account as determined by Advisor on the last day of the quarter. The fee schedule is attached as Appendix A. Payments for less than a full calendar quarter shall be pro-rated. Client agrees that Advisor may direct custodians of the Account to make direct payment of fees due hereunder.

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      b)    Calculation of fees shall be in accordance with the requirements of regulation 275.205-3 issued under the Investment Advisor Act of 1940 by the Securities and Exchange Commission, which requires among other things that Client be notified that it is theoretically possible that a fee based in part on the growth of a Client's funds could create an incentive for an advisor to make investments that are riskier or more speculative than it would make without a performance-based fee.

      c) Client shall have the right to audit the Account during normal business hours with or without notice.

      c) The fee may be modified from time to time with the written assent of both parties.

8.    Confidentiality.   Advisor shall keep any information it obtains about
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Client's business or investment objectives and results in confidence.

9.    Term.  This Agreement shall remain in effect until 1 May 1998 unless
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Client, in its sole discretion, elects to end this Agreement at an earlier time by giving ninety (90) days written notice to Advisor. After the initial three-year term this Agreement shall renew automatically for successive one-year terms unless the Parties amend it in writing to provide otherwise. Ninety days written notice of termination shall be required of either party, but Advisor agrees not to terminate during the initial three-year term.

10.   Governing Law.  This agreement shall be governed by and construed and
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enforced in accordance with the laws of Missouri.

11.   Notice.  All notices provided for in this Agreement shall be deemed to
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have been duly given when delivered by hand to an office of the other party or when deposited with the U.S. Postal Service as first class certified or registered mail, postage prepaid, or when delivered to an overnight courier, a telex, or a telecopy machine addressed as follows:

      a)    To Client:
            General American Life Insurance Company
            700 Market Street
            St. Louis, Missour 63101
            Attn:  John W. Barber

      b)    To Advisor:
            General American Investment Management Company
            700 Market Street
            St. Louis, MO  63101
            Attn:  J. Terri Tanaka

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or to such other persons or places as each party may from time to time designate by written notice such as specified.

     GENERAL AMERICAN INVESTMENT                   GENERAL AMERICAN LIFE
         MANAGEMENT COMPANY                          INSURANCE COMPANY




By:  /s/ Leonard M. Rubenstein                  By:  /s/ Richard A. Liddy
     ----------------------------                    --------------------------
     Leonard M. Rubenstein                           Richard A. Liddy
     President                                       President


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                                 Appendix A to


                         Investment Advisory Agreement
                                by and between

                    General American Life Insurance Company
                                      and
                 General American Investment Management Company

                                   and dated

                                  1  May 1995





For Investment Advice:

An annual fee based on the market value of the amount under management, payable quarterly as per the following schedule:

      Commercial Mortgages    0.22%
      Securities              0.10%
      Real Estate             0.78%


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